EXHIBIT 10.2


                          STARSYS RESEARCH CORPORATION
                             SECURED PROMISSORY NOTE

$1,320,000.00                                                  September 8, 2005

     For value received, STARSYS RESEARCH CORPORATION, a Colorado corporation with an address at 4909 Nautilus Ct. North, Boulder, Colorado 80301 (the "COMPANY"), hereby promises to pay to SPACEDEV, INC., a Colorado corporation (hereinafter referred to as the "HOLDER") the principal sum of One Million Three Hundred Twenty Thousand Dollars ($1,320,000.00), subject to Section 8 of the Loan Agreement referenced below, with interest from the date hereof on the unpaid balance at a per annum rate of Eight Percent (8.00%). The outstanding principal amount of this Note, together with any interest accrued but unpaid thereon (the "OUTSTANDING AMOUNT"), shall be due and payable on the earlier of
(a) December 31, 2005; (b) the closing date of an Event (as defined in that certain Loan Agreement of even date herewith, between the Company and the Holder (the "LOAN AGREEMENT"); (c) in whole or in part, immediately upon funding of any new capital raised by the Company if no Event is closed by October 31, 2005; or
(d) upon any violation of the Exclusivity Addendum attached to this document and incorporated thereby (the "MATURITY DATE"). This Promissory Note, as the same may be amended or supplemented from time to time is hereinafter referred to as the "NOTE". Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

     1. PAYMENTS. Principal and interest shall be payable in lawful money of the United States of America, by wire transfer to a bank account designated by the Holder or by bank check delivered to the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company. Interest will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. Interest shall be due and payable on the Maturity Date, on which date all outstanding principal and accrued interest shall be due and payable in full.

     2. DEFAULT RATE. Upon maturity, whether by acceleration, demand or otherwise, and at the Holder's option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, the Outstanding Amount of this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be four percentage points (4.00%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "DEFAULT RATE"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. The Default Rate is imposed as liquidated damages for the purpose of defraying the Holder's expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Holder's exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys and expert witnesses which the Holder may employ for which the Company is obligated to reimburse the Holder under the Loan Documents. In addition, the Default Rate reflects the increased credit risk to the Holder of carrying a loan that is in default. The Company agrees that the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by the Holder, and that the actual harm incurred by the Holder cannot be estimated with certainty and without difficulty.

     3. LIQUIDATED DAMAGES. The Company agrees to make all payments (other than (i) regular monthly installments of principal or interest, and (ii) payments made with the proceeds of this Note) to Vectra Bank Colorado, National Association (the "BANK"), on the Vectra Obligations on a pro rata basis with payments due under this Note, based on each of the Holder's and the Bank's percentage interest in the then combined outstanding principal balance of the Vectra Obligations and this Note (the "COMBINED DEBT"), so that, unless otherwise consented to in writing by the Holder, the amount of any such payment shall be reduced by the Holder's percentage interest of the Combined Debt and the difference shall be paid to the Holder hereunder simultaneously with delivery of such payment to the Bank. The Company and the Holder acknowledge that the actual damages that would be incurred by the Holder as a consequence of any breach of this Section 3 would be difficult to quantify and that the Company and the Holder have agreed that, in the event of any such breach (but only once while any Obligations are outstanding), the Company shall pay liquidated damages to the Holder equal to $120,000.00. The Company and the Holder further agree that the liquidated damages set forth in this Section would constitute fair and appropriate liquidated damages in the event of any such breach.


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     4.  EVENTS  OF  DEFAULT.  An  "EVENT  OF  DEFAULT"  means the occurrence or existence of one or more of the following events or conditions (whatever the reason for the Event of Default and whether voluntary, involuntary, or effected by operation of law). If any of the following Events of Default shall occur:

          (a) The Company fails to pay when due principal or interest on the Note;

          (b) The Company or any of its subsidiaries shall (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of it or of all or a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code of the United States (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code of the United States or other applicable bankruptcy law or (vii) take any corporate action for the purpose of effecting any of the foregoing;

          (c) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the Company or any of its subsidiaries: the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of such entity or of all or any substantial part of its assets, or other like relief in respect of such entity under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; and, if the proceeding is being contested in good faith by such entity, the same shall continue undismissed, or unstayed and in effect for any period of forty-five (45) consecutive days, or an order for relief against such entity shall be entered in any case under the Federal Bankruptcy Code of the United States or other applicable bankruptcy law;

          (d) An Event of Default has occurred under any of the other Loan Documents; then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived, the Holder may declare by notice to the Company the Outstanding Amount of the Note to be immediately due and payable, and the same shall forthwith become immediately due and payable without presentment, demand, protest, further notice or other formality of any kind, all of which are hereby expressly waived; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (b) or (c) above, then the Outstanding Amount of the Note shall be immediately due and payable without the necessity of any action by the Holder or notice to the Company.

     5. INFORMATION RIGHTS. For so long as this Note remains outstanding, the Company shall provide to Holder copies of all financial statements, including Company balance sheets, statements of income and cash flow statements, which are provided to the stockholders of the Company.

     6. MODIFICATION OF NOTE. The terms of the Note may be amended, modified, supplemented, changed, waived or altered in any respect upon the execution of a written amendment, modification, supplement, change, waiver or alteration signed by both the Holder and the Company, which amendment, modification, supplement, change, waiver or alteration shall be binding upon and apply to the Holder of the Note.

     7.  MISCELLANEOUS.

          7.1 BINDING BENEFIT. This Note, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          7.2 NO WAIVER. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any occasion be deemed a bar to, or waiver of, the same or any other right on any future occasion.

          7.3 WAIVERS BY THE COMPANY. The undersigned and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notice of every kind (other than


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     notices  specifically  provided  for in the Loan Documents), and assents to any  one  or more extensions or postponements of the time of payment or any
     other  indulgences,  to  any   substitutions,   exchanges  or  releases  of
     collateral available to the Holder, if any, and to the additions or releases of any other parties or persons primarily or secondarily liable hereon.

          7.4 RIGHTS OF ACTION; REMEDIES. All rights of action with respect to this Note are vested in the Holder. The Company stipulates that the remedies at law of the Holder upon the occurrence of an Event of Default or threatened Event of Default by the Company in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          7.5 LOSS OR MUTILATION. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company at its expense will execute and deliver, in lieu hereof, a new Note of like tenor.

          7.6 GOVERNING LAW. All rights and obligations under this Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of California, without regard to its principles of conflicts of laws.



                            [SIGNATURE PAGE FOLLOWS]



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IN  WITNESS WHEREOF, the undersigned has executed this Note as of the date first above  written.

                                                  STARSYS  RESEARCH  CORPORATION


                                                  By:   /s/ Scott  F.  Tibbitts
                                                        ------------------------
                                                        Scott  F.  Tibbitts
                                                        Chief Executive Officer